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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in this Registration Statement on Form S-4 of Pacific Continental Corporation of our report dated January 23, 2004 appearing in the registration statement with respect to the consolidated balance sheet of NWB Financial Corporation and Subsidiary as of December 31, 2003 and the related consolidated statements of income, shareholders' equity and cashflows for the two years in the period ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Tacoma, Washington
October 10, 2005